SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): April 3, 2000


                            XCEL MANAGEMENT, INC.
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            (Exact name of Registrant as specified in its Charter)



      UTAH                             0-22814            87-0363613
--------------------------------     -----------        ----------------
(State or other Jurisdiction of      (Commission         (I.R.S. Employer
Incorporation or Organization)         File No.)         Identification No.)

1101 Broadway Plaza
Tacoma, Washington                             98401
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(Address of Principal Executive Offices)     (Zip Code)


      Registrant's Telephone Number including Area Code: (253) 383-1085


                               Not Applicable.
                   ----------------------------------------
Former name, former address and former fiscal year, if changed since last report.

Item 4.  Changes in Registrant's Certifying Accountant

     On April 3, 2000, the board of directors of the Registrant decided to terminate the Registrant's current accountants, Jones, Jensen & Company ("JJC"), and engage G. Brad Beckstead ("Beckstead"), C.P.A., as Registrant's auditor for the year ending May 31, 2000. The firm of Jones, Jensen & Co., served as the Company's auditors for the fiscal year ended May 31, 1999. In February, 2000, Beckstead was engaged as the independent auditor of Insynq, Inc., to audit the financial statements of Insynq, Inc., for the years ended December 31, 1998 and 1999. Because of Beckstead's familiarity with the accountings and business operations of Insynq, Inc., the assets of which were acquired by the Company in February, 2000, the board of directors believes Beckstead is in the best position to undertake the audit of the Company's financial statements for the fiscal year ending May 31, 2000. Beckstead's office is located at 330 East Warm Springs, Las Vegas, Nevada 89119.

     During the year ended May 31, 1999, and up to and including the present, there have been no disagreements between the Company and JJC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. JJC's report on the financial statements of the Company for the fiscal year ended May 31, 1999, indicated that substantial doubt regarding the Company's ability to continue as a going concern.

     The Company intends to have the appointment of Beckstead ratified at the next meeting of the Registrant's shareholders.

                                  SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   REGISTRANT:

                                   XCEL MANAGEMENT, INC.


Date: April 3, 2000                       By:   /s/ John Gorst
                                               -------------------------
                                                John Gorst, Chief Executive
                                                 Officer